As filed with the Securities and Exchange Commission on May 14, 2003
                                                          Registration No.  333-
  ==========================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                --------------
                                   FORM S-8
                            REGISTRATION STATEMENT
                       UNDER THE SECURITIES ACT OF 1933
                                --------------

                   CHICAGO MERCANTILE EXCHANGE HOLDINGS INC.
            (Exact name of registrant as specified in its charter)

         Delaware                                      36-4459170
-----------------------------------      ---------------------------------------
 (State or other jurisdiction of          (I.R.S. Employer Identification No.)
  incorporation or organization)

                             30 South Wacker Drive
                            Chicago, Illinois 60606
                                (312) 930-1000
                        (Address of Principal Executive
                                   Offices)

                   CHICAGO MERCANTILE EXCHANGE HOLDINGS INC.
                    AMENDED AND RESTATED OMNIBUS STOCK PLAN
                             (Full Title of Plan)

                           Kathleen M. Cronin, Esq.
                              Corporate Secretary
                   Chicago Mercantile Exchange Holdings Inc.
                             30 South Wacker Drive
                            Chicago, Illinois 60606
                                (312) 930-1000
 (Name, Address and Telephone Number, including Area Code, of Agent for Service)

                      ----------------------------------


                                                    CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------------------------------------------
                                                                                  Proposed Maximum
                                                   Amount To    Proposed Maximum     Aggregate        Amount of
                              Title of Shares    Be Registered   Offering Price    Offering Price   Registration
       Name of Plan          To Be Registered         (2)         Per Share (3)         (3)              Fee
-------------------------------------------------------------------------------------------------------------------
Chicago Mercantile            Class A Common       1,300,000         $56.375        $73,287,500        $5,929
Exchange Holdings Inc.       Stock, par value
Amended and Restated        $.01 per share (1)
Omnibus Stock Plan
-------------------------------------------------------------------------------------------------------------------

(1) Including rights to acquire Series A Junior Participating Preferred Stock pursuant to the Registrant's rights plan.

(2) Together with an indeterminate number of shares of the Registrant's Class A common stock that may be necessary to adjust the number of shares reserved for issuance pursuant to the Registrant's Amended and Restated Omnibus Stock Plan as a result of a stock split, stock dividend or similar adjustment of the outstanding shares of the Registrant's Class A common stock. In accordance with Rule 416 under the Securities Act of 1933, as amended, such indeterminable number of additional shares as may be issuable as a result of such adjustments are also registered hereby.

(3) Estimated solely for the purpose of calculating the amount of the registration fee, pursuant to Rule 457(c) of the Securities Act of 1933, as amended, based upon the average of the high and low prices of the Registrant's Class A common stock on May 12, 2003, as reported on the New York Stock Exchange.

                               EXPLANATORY NOTE

         On February 5, 2003, the Board of Directors of Chicago Mercantile Exchange Holdings Inc. (the "Company") amended the Company's Amended and Restated Omnibus Stock Plan (the "Plan") to increase the number of shares of the Company's Class A common stock reserved under the Plan by 1,300,000 shares from 2,745,975 shares to 4,045,975 shares, along with other modifications to the Plan (the "Amendment"), subject to shareholder approval. The Company's shareholders approved the Amendment at the Annual Meeting of Shareholders on April 22, 2003.

         The Company is filing this Registration Statement on Form S-8 with the Securities and Exchange Commission (the "Commission") to register the additional shares of the Company's Class A common stock that may be issued under the Plan as a result of the above-described actions by the Company's Board of Directors and shareholders. In accordance with General Instruction E of Form S-8, the contents of the Company's Registration Statement on Form S-8 (Registration No. 333-60266), filed with the Commission on May 4, 2001, as amended by Post-Effective Amendment No. 1 thereto, filed with the Commission on July 31, 2002, are incorporated herein by reference and the information required by Part II is omitted, except as supplemented by the information set forth below.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents heretofore filed with the Commission by the Company pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") are incorporated herein by reference:

         (a) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2003.

         (b) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2002, including portions of the Company's 2002 Annual Report to Shareholders and definitive Proxy Statement for the 2003 Annual Meeting of Shareholders incorporated therein by reference.

         (c) The description of the Company's Class A common stock contained in the prospectus included in the Company's Registration Statement on Form S-1 (File No. 333-90106), as amended, incorporated by reference in the Company's Registration Statement on Form 8-A filed on November 29, 2002 (File No. 001-31553).

         (d) The description of the Company's Rights Agreement and Series A Junior Participating Preferred Stock contained in the Company's Registration Statement on Form 8-A filed on December 4, 2001 (File No. 000-33379).

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 8.  EXHIBITS.

Exhibit Number        Description
--------------        -----------

     5.1              Opinion of Skadden, Arps, Slate, Meagher & Flom
                      (Illinois).

     10.1 Chicago Mercantile Exchange Holdings Inc. Amended and Restated Omnibus Stock Plan, amended and restated effective as of April 22, 2003.

     23.1             Consent of Ernst & Young LLP.

     23.2 Consent of Skadden, Arps, Slate, Meagher & Flom (Illinois) (included in Exhibit 5.1).

     24.1             Power of Attorney (included on signature page).

                                  SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on May 14, 2003.

                                    CHICAGO MERCANTILE EXCHANGE HOLDINGS INC.


                                    By           /s/ James J. McNulty
                                                     James J. McNulty
                                       ----------------------------------------
                                          President and Chief Executive Officer


                               POWER OF ATTORNEY

                  KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Craig S. Donohue, David G. Gomach and Kathleen M. Cronin, and each of them, his or her true and lawful attorney-in-fact and agents with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney may be executed in counterparts.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated below on May 14, 2003.

               Signature                 Title
               ---------                 -----

       /s/ James J. McNulty              President and Chief Executive
----------------------------------       Officer and Director
           James J. McNulty


       /s/ Terrence A. Duffy             Chairman of the Board and Director
----------------------------------       Chief Financial Officer
           Terrence A. Duffy


       /s/ David G. Gomach               Managing Director and
----------------------------------       Chief Accounting Officer
           David G. Gomach


       /s/ Nancy W. Goble              Managing Director and
----------------------------------
           Nancy W. Goble


      /s/ Timothy R. Brennan            Director
----------------------------------
          Timothy R. Brennan


      /s/ Martin J. Gepsman             Director
----------------------------------
          Martin J. Gepsman


      /s/ Daniel R. Glickman            Director
----------------------------------
          Daniel R. Glickman


      /s/ Scott Gordon                  Director
----------------------------------
          Scott Gordon


      /s/ Bruce F. Johnson              Director
----------------------------------
          Bruce F. Johnson


      /s/ Gary M. Katler                Director
----------------------------------
          Gary M. Katler


      /s/ Patrick B. Lynch              Director
----------------------------------
          Patrick B. Lynch


                                        Director
----------------------------------
              Leo Melamed


      /s/ William P. Miller II          Director
----------------------------------
          William P. Miller II


      /s/ John D. Newhouse              Director
----------------------------------
          John D. Newhouse


                                         Director
----------------------------------
            James E. Oliff


      /s/ William G. Salatich, Jr.       Director
----------------------------------
          William G. Salatich, Jr.


      /s/ John F. Sandner                Director
----------------------------------
          John F. Sandner


      /s/ Terry L. Savage                Director
----------------------------------
          Terry L. Savage


      /s/ Myron S. Scholes               Director
----------------------------------
          Myron S. Scholes


      /s/ William R. Shepard             Director
----------------------------------
          William R. Shepard


      /s/ Howard J. Siegel               Director
----------------------------------
          Howard J. Siegel


      /s/ David J. Wescott               Director
----------------------------------
          David J. Wescott






                               INDEX TO EXHIBITS

Exhibit Number        Description
--------------        -----------

     5.1              Opinion of Skadden, Arps, Slate, Meagher & Flom
                      (Illinois).

     10.1 Chicago Mercantile Exchange Holdings Inc. Amended and Restated Omnibus Stock Plan, amended and restated effective as of April 22, 2003.

     23.1             Consent of Ernst & Young LLP.

     23.2 Consent of Skadden, Arps, Slate, Meagher & Flom (Illinois) (included in Exhibit 5.1).

     24.1             Power of Attorney (included on signature page).